                                                                    EXHIBIT 99.1

                                 REVOCABLE PROXY

                       ROCKY MOUNTAIN BANCORPORATION, INC.
                         SPECIAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints ___________________ of Rocky Mountain Bancorporation, Inc. ("RMBI"), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of RMBI that the undersigned is entitled to vote at RMBI's Special Meeting of Shareholders (the "Meeting"), to be held on __________________, 2004, at _______________________________________, at __:00 __.m., local time, and any and all adjournments and postponements thereof, as follows:


               The approval of the Agreement and Plan of Merger, dated as of February 6, 2004 (the "Merger Agreement"), among Heartland Financial USA, Inc., Rocky Mountain Bancorporation, Inc. and RMB Acquisition Corporation and the transactions it contemplates

                            FOR              AGAINST          "ABSTAIN

                    The Board of Directors recommends a vote "FOR" Approval of the Merger Agreement and the transactions it contemplates.

               The approval to adjourn the Meeting in the event that an insufficient number of shares is present in person or by proxy to approve the Merger Agreement to permit further solicitation

                            FOR              AGAINST          "ABSTAIN


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of RMBI at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of RMBI at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from RMBI, prior to the execution of this proxy, of Notice of the Special Meeting and a Proxy Statement-Prospectus.


Date:______________________, 2004
                                        ----------------------------------------
                                        PRINT NAME OF SHAREHOLDER


                                        ----------------------------------------
                                        SIGNATURE OF SHAREHOLDER


                                        ----------------------------------------
                                        PRINT NAME OF SHAREHOLDER


                                        ----------------------------------------
                                        SIGNATURE OF SHAREHOLDER

                                        Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



         ---------------------------------------------------------------

                  PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL
                THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

         ---------------------------------------------------------------